UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2005

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue, Thomasville, North Carolina	27361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 476-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2004, BNC Bancorp, and its wholly-owned subsidiary Bank of North Carolina (the “Bank”), entered into employment agreements with three members of its senior management team. Swope Montgomery, Jr., President and Chief Executive Officer; Richard D. Callicutt, II, Executive Vice President and Chief Operating Officer; and David B. Spencer, Executive Vice President and Chief Financial Officer. The employment agreement for Mr. Montgomery provides for a term of three years, beginning December 31, 2004, with an automatic one-year renewal on each anniversary date. Mr. Montgomery’s salary may be increased but in no case can be less than $230,000. The employment agreement provides for a lump sum payment to Mr. Montgomery upon a change in control resulting in his voluntary or involuntary termination in an amount equal to three times his then current salary and any bonuses or incentive compensation earned for the calendar year ended immediately before the year in which the change in control occurs.

The employment agreement for Mr. Callicutt provides for a term of three years, beginning December 31, 2004, with an automatic one-year renewal on each anniversary date. Mr. Callicutt’s salary may be increased but in no case can be less than $170,000. The employment agreement provides for a lump sum payment to Mr. Callicutt upon a change in control resulting in his voluntary or involuntary termination in an amount equal to three times his then current salary and any bonuses or incentive compensation earned for the calendar year ended immediately before the year in which the change in control occurs.

The employment agreement for Mr. Spencer provides for a term of three years, beginning December 31, 2004, with an automatic one-year renewal on each anniversary date. Mr. Spencer’s salary may be increased but in no case can be less than $165,000. The employment agreement provides for a lump sum payment to Mr. Spencer upon a change in control resulting in his voluntary or involuntary termination in an amount equal to three times his then current salary and any bonuses or incentive compensation earned for the calendar year ended immediately before the year in which the change in control occurs.

All of the employment agreements contain non-competition provisions.

The Bank also entered into Salary Continuation Agreements on December 31, 2004, with Mr. Montgomery, Mr. Callicutt and Mr. Spencer. These agreements replace the January 1, 1998 Supplemental Executive Retirement Plans. All of the Salary Continuation Agreements provide for lifetime benefits to be paid to each executive with the payment amounts varying upon difference retirement scenarios, such as normal retirement, early termination, disability, or change in control.

On December 31, 2004, the Bank entered into Endorsement Split Dollar Agreements with Mr. Montgomery, Mr. Callicutt and Mr. Spencer. Under these agreements, each of the named executives receives 100% of the net death benefit of a life insurance policy on the executive’s life with the Bank receiving an amount equal to the cash surrender value accumulated in the policy. The Bank will pay the life insurance premiums from its general assets.

Copies of all the agreements referenced in Item 1.01 are included in this Form 8-K in Item 9.01.

Item 9.01 Financial Statements and Exhibits

(c)		Exhibits
(10	)(i)(a)	Employment Agreement dated as of December 31, 2004 among BNC Bancorp, Bank of North Carolina and W. Swope Montgomery, Jr.

(10	)(i)(b)	Employment Agreement dated as of December 31, 2004 among BNC Bancorp, Bank of North Carolina and Richard D. Callicutt, II.

(10	)(i)(c)	Employment Agreement dated as of December 31, 2004 among BNC Bancorp, Bank of North Carolina and David B. Spencer.

(10	)(ii)(a)	Salary Continuation Agreement dated as of December 31, 2004 between Bank of North Carolina and W. Swope Montgomery, Jr.

(10	)(ii)(b)	Salary Continuation Agreement dated as of December 31, 2004 between Bank of North Carolina and Richard D. Callicutt, II.

(10	)(ii)(c)	Salary Continuation Agreement dated as of December 31, 2004 between Bank of North Carolina and David B. Spencer.

(10	)(vi)(a)	Endorsement Split Dollar Agreement dated as of December 31, 2004 between Bank of North Carolina and W. Swope Montgomery, Jr.

(10	)(vi)(b)	Endorsement Split Dollar Agreement dated as of December 31, 2004 between Bank of North Carolina and Richard D. Callicutt, II.

(10	)(vi)(c)	Endorsement Split Dollar Agreement dated as of December 31, 2004 between Bank of North Carolina and David B. Spencer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
(Registrant)

By:	/S/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date: January 4, 2005